EXHIBIT  3.1 ARTICLES OF INCORPORATION

21 141 5161
     State of North Carolina                           SOSID: 592092
     Department of the Secretary of State          Date Filed: 5/23/2001 9:34 AM
     Elaine  F.  Marshall
     North  Carolina  Secretary  of  State

ARTICLES  OF  INCORPORATION


Pursuant to 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.     The name of the corporation is:  Technology Connections, Inc.

2.     The number of shares the corporation is authorized to issue is:  100,000

     These shares shall be: (CHECK EITHER A OR B)

     a._x_all of one class, designated as common stock; or

b.___divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

3. The street address and county of the initial registered office of the corporation is:

     Number and Street   13777 Ballantyne Corporate Park, Suite 250

     City, State, Zip Code  Charlotte, North Carolina, 28277__County of
Mecklenburg

4. The mailing address, IF DIFFERENT FROM THE STREET ADDRESS, of the initial registered office is: NA

5.     The name of the initial registered agent is:  Kevin G. Kyzer

6. Any other provisions, which the corporation elects to include, are attached.

7.     The name and address of each incorporator is as follows:

Kevin G. Kyzer                                      Stacey A. Kyzer
13777 Ballantyne Corporate Park, Suite 250          13777 Ballantyne Coporate
Charlotte, NC  28277                                Park, Suite 250
                                                    Charlotte, NC  28277

8. These articles will be effective upon filing, unless a date/or time is specified:

This the ---____day of _______

                                Technology Connections, Inc.

                               /s/ Kevin G. Kyzer
                               ------------------
                                Kevin G. Kyzer, Incorporator